Exhibit 10.1

EPICOR SOFTWARE CORPORATION

AMENDMENT TO MANAGEMENT RETENTION AGREEMENT

This Amendment to the Management Retention Agreement (the “Amendment”) is made as of July 29, 2010, by and between Michael Pietrini (the “Executive”) and Epicor Software Corporation (the “Company”).

RECITALS

WHEREAS, the Company and Executive entered into a Management Retention Agreement on April 15, 2009 (the “Agreement”).

WHEREAS, the Company and Executive desire to amend the Agreement to incorporate certain changes relating to Executive’s severance benefits.

NOW, THEREFORE, the Company and Executive agree that in consideration of the foregoing and the promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1. Relocation Benefits. Section 10(ii) of the Agreement, relating to severance benefits upon an Involuntary Termination within twelve months following a Change of Control, is hereby amended by deleting the word “and” at the end of subsection (ii)(b), replacing the period at the end of subsection (ii)(c) with “; and” and adding a new subsection (ii)(d), as follows:

“(d) If, following such Involuntary Termination, Executive chooses to relocate his residence and family from Orange County California, the Company shall reimburse Executive for any loss (defined as the amount by which the original purchase price paid by the Executive for the principal residence (not including any post-purchase improvements or expenses), exceeds the net proceeds to Executive in a bona fide sale (i.e., the sales price less any reasonable and customary brokerage commissions, fees and closing costs)) incurred by Executive in the sale of Executive’s principal residence in Orange County, California, provided such sale enters escrow within the two year period beginning on July 1, 2010. In the event of any dispute regarding the sales price received by Executive upon the sale of the principal residence, the sales price shall be determined as the higher of (A) the actual sales price, or (B) the average of two independent appraisals of the principal residence (one appraiser selected by Executive and one by the Company, each of whom is either (i) an independent appraiser currently certified as a member of the American Institute of Real Estate Appraisers (with an SRA designation) and at least five (5) years’ experience as an appraiser in the Irvine, California, area, or (ii) a real estate broker with at least ten (10) years’ experience in purchasing and selling residential properties in the vicinity of the property) of the fair market value of the Executive’s principal residence as of the date of execution of the sales contract. Notwithstanding the prior provision, if the actual sales price under section (A) is lower than, but within 10% of the average of the two independent appraisals received under section (B), then the actual sales price shall be utilized for purposes of this provision. The Company will bear the costs of such appraisals. Notwithstanding the foregoing provisions of this Section 10(ii)(d), the Company shall only be obligated to reimburse Executive for any loss attributable to a general decline in residential property prices in the vicinity of the property, and not for losses attributable to other non-market specific property items including, without limitation, title defects, condition of the property or natural disasters. Any reimbursement provided under this Section shall be subject to the Section 409A and tax provisions applicable to moving expense reimbursements under Section 10(iii) of this Agreement.

2. Full Force and Effect. To the extent not expressly amended hereby, the Agreement shall remain in full force and effect.

3. Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

5. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

6. Governing Law. This Amendment shall be governed in all respects by the internal laws of California, without regard to principles of conflicts of law.

7. Amendment. Any provision of this Amendment may be amended, waived or terminated by a written instrument signed by the Company and the Executive.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.

MICHAEL PIETRINI	EPICOR SOFTWARE CORPORATION

/s/ Michael Pietrini	/s/ L. George Klaus
Signature	Signature

L. George Klaus
Print Name

Chairman and CEO
Print Title

(Signature page to Amendment to Michael Pietrini Management Retention Agreement)